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Exhibit 10.3

ESCROW AGREEMENT

        THIS ESCROW AGREEMENT (this "Agreement") is entered into and effective as of the    day of                        , 2003, by and between First Metroplex Capital, Inc., a Texas corporation (the "Company"), and TIB The Independent BankersBank, a Texas state bank (the "Escrow Agent").

RECITALS:

        WHEREAS, the Company proposes to offer and sell (the "Offering") up to 1,400,000 shares of common stock, $.01 par value per share (the "Shares"), of the Company to investors at $10.00 per Share pursuant to a registered public offering; and

        WHEREAS, the Company desires to establish an escrow for funds forwarded by subscribers for Shares, and the Escrow Agent is willing to serve as Escrow Agent upon the terms and conditions herein set forth.

        NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

        1.    Deposit With Escrow Agent.

        (a)   The Escrow Agent agrees that it will from time to time accept, in its capacity as escrow agent, subscription funds for the Shares (the "Escrowed Funds") in the form of checks received by the Company from subscribers. All checks shall be made payable to the Escrow Agent. If any check does not clear normal banking channels in due course, the Escrow Agent will promptly notify the Company. Any check which does not clear normal banking channels and is returned by the drawer's bank to Escrow Agent will be promptly turned over to the Company along with all other subscription documents relating to such check. Any check received that is made payable to a party other than the Escrow Agent shall be returned to the Company for return to the proper party. The Company in its sole and absolute discretion may reject, in whole or in part, any subscription for shares for any reason and upon such rejection it shall notify and instruct the Escrow Agent in writing to return the Escrowed Funds by check made payable to the subscriber.

        (b)   Subscription agreements for the Shares shall be reviewed for accuracy by the Company and, immediately thereafter, the Company shall deliver to the Escrow Agent the following information: (i) the name and address of the subscriber; (ii) the number of Shares subscribed for by such subscriber; (iii) the subscription price paid by such subscriber; (iv) the subscriber's tax identification number certified by such subscriber; and (v) a copy of the subscription agreement.

        2.    Investment Of Escrowed Funds.    Upon collection of each check by the Escrow Agent, the Escrow Agent shall invest the funds in deposit accounts or certificates of deposit which are fully insured by the Federal Deposit Insurance Corporation or another agency of the United States government, short-term securities issued or fully guaranteed by the United States government, federal funds, or such other investments as the Escrow Agent and the Company shall agree. If the Company shall provide the Escrow Agent with instructions from time to time concerning in which of the specific investment instruments described above the Escrowed Funds shall be invested, the Escrow Agent shall adhere to such instructions. Unless and until otherwise instructed by the Company, the Escrow Agent shall by means of a "Sweep" or other automatic investment program invest the Escrowed Funds in blocks of $1,000 in United States government securities. Interest and other earnings shall start accruing on such funds as soon as such funds would be deemed to be available for access under applicable banking laws and pursuant to the Escrow Agent's own banking policies.

        3.    Distribution Of Escrowed Funds.    The Escrow Agent shall distribute the Escrowed Funds in the amounts, at the times, and upon the conditions hereinafter set forth in this Agreement.

        (a)   If at any time on or prior to the expiration date of the offering as described in the prospectus relating to the offering, (the "Closing Date"), (i) the Escrow Agent has certified to the Company in writing that the Escrow Agent has received at least $11,000,000 in Escrowed Funds, and (ii) the Escrow Agent has received a certificate from the President or the Chairman of the Board of the Company that all regulatory approvals required to open the proposed banking subsidiary of the Company Bank have been obtained, then the Escrow Agent shall deliver the Escrowed Funds to the Company to the extent such Escrowed Funds are collected funds. If any portion of the Escrowed Funds are not collected funds, then the Escrow Agent shall notify the Company of such fact and shall distribute such funds to the Company only after such funds become collected funds. For purposes of this Agreement, "collected funds" shall mean all funds received by the Escrow Agent, which have cleared normal banking channels.

        (b)   If the Escrowed Funds do not, on or prior to the Closing Date, become deliverable to the Company based on failure to meet the conditions described in Paragraph 3(a), or if the Company terminates the offering at any time prior to the Closing Date and delivers written notice to the Escrow Agent of such termination (the "Termination Notice"), the Escrow Agent shall return the Escrowed Funds which are collected funds as directed in writing by the Company to the respective subscribers in amounts equal to the subscription amount theretofore paid by each of them. All uncleared checks representing Escrowed Funds which are not collected funds as of the Initial Closing Date shall be collected by the Escrow Agent, and together with all related subscription documents thereof shall be delivered to the Company by the Escrow Agent, unless the Escrow Agent is otherwise specifically directed in writing by the Company.

        4.    Distribution Of Interest.    Any interest earned on the Escrowed Funds shall be retained by the Company.

        5.    Fee Of Escrow Agent.    The escrow account will accrue a service charge of $2,000 per year, which amount shall accrue ratably over the period of time in which the Escrow Agent holds the Escrowed Funds. Such service charge shall be payable upon the release of the Escrowed Funds, and the Escrow Agent is hereby authorized to deduct such fees from the Escrowed Funds prior to any release thereof pursuant to Section 3 hereof or accept direct payment from the Company.

        6.    Rights and Liabilities of Escrow Agent.    The Company agrees that the following provisions shall control with respect to the rights, duties, liabilities, privileges and immunities of the Escrow Agent.

        (a)   The Escrow Agent is not a party to, and is not bound by, or charged with notice of, any agreement out of which this escrow may arise.

        (b)   The Escrow Agent acts hereunder as a depository only, and is not responsible or liable in any manner whatsoever for the sufficiency, correctness, genuineness or validity of the subject matter of the escrow, or any part thereof, or for the form or execution thereof, or for the identity or authority of any person executing or depositing it.

        (c)   In the event the Escrow Agent becomes involved in litigation in connection with this escrow, the Company agrees to indemnify and save the Escrow Agent harmless from all loss, cost, damages, expenses and attorney's fees suffered or incurred by the Escrow Agent as a result thereof. The obligations of the Company under this paragraph shall be performable at the office of the Escrow Agent in Irving, Texas.

        (d)   The Escrow Agent shall be protected in acting upon any written notice, request, waiver, consent, certificate, receipt, authorization, power of attorney or other paper or document which the Escrow Agent in good faith believes to be genuine and what it purports to be.

        (e)   The Escrow Agent shall not be liable for anything which it may do or refrain from doing in connection herewith, except its own gross negligence or willful misconduct.

        (f)    The Escrow Agent may advise with legal counsel in the event of any dispute or question as to the construction of any of the provisions hereof or its duties hereunder, and it shall incur no liability and shall be fully protected in acting in accordance with the opinion and instructions of such counsel.

        (g)   In the event of any disagreement between any of the parties to this Agreement, or between them or either or any of them and any other person, resulting in adverse claims or demands being made in connection with the subject matter of the escrow, or in the event that the Escrow Agent in good faith, be in doubt as to what action it should take hereunder, the Escrow Agent may, at its option, refuse to comply with any claims or demands on it, or refuse to take any other action hereunder, so long as such disagreement continues or such doubt exists, and in any such event the Escrow Agent shall not be or become liable in any way or to any person for its failure or refusal to act, and the Escrow Agent shall be entitled to continue so to refrain from acting until:

            (i)  the rights of all parties shall have been fully and finally adjudicated by a court of competent jurisdiction; or

           (ii)  all differences shall have been adjusted and all doubt resolved by agreement among all of the interested persons, and the Escrow Agent shall have been notified thereof, in writing signed by all such persons.

        The rights of the Escrow Agent under this paragraph are cumulative of all other rights which it may have by law or otherwise.

        7.    Appointment Of Successor.    The Company may, upon the delivery of thirty (30) days written notice appointing a successor escrow agent to the Escrow Agent, terminate the services of the Escrow Agent hereunder. In the event of such termination, the Escrow Agent shall immediately deliver to the successor escrow agent selected by the Company, all documentation and Escrowed Funds including interest earnings thereon in its possession, less any fees and expenses due to the Escrow Agent or required to be paid by the Escrow Agent to a third party pursuant to this Agreement.

        8.    Notice.    All notices, requests, demands and other communications or deliveries required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given three days after having been deposited for mailing if sent by registered mail, or certified mail return receipt requested, or delivery by courier, to the respective addresses set forth below: (a) If to the subscribers for shares: to their respective addresses as specified in their subscription agreements; (b) if to the Company: First Metroplex Capital, Inc., 16000 Dallas Parkway, Dallas, Texas 75248, Attn: Patrick G. Adams; and (c) if to the Escrow Agent: TIB The Independent BankersBank, 350 Phelps Court Suite 200 Irving, Texas 75038, Attn:                        .

        9.    Representations of the Company.    The Company hereby acknowledges that the status of the Escrow Agent with respect to the offering of the Shares is that of agent only for the limited purposes herein set forth, and hereby agrees it will not represent or imply that the Escrow Agent, by serving as the Escrow Agent hereunder or otherwise, has investigated the desirability or advisability in an investment in the Shares, or has approved, endorsed or passed upon the merits of the Shares, nor shall the Company use the name of the Escrow Agent in any manner whatsoever in connection with the offer or sale of the Shares, other than by acknowledgment that it has agreed to serve as Escrow Agent for the limited purposes herein set forth.

        10.    General.

        (a)   This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Texas, without regard to principles governing conflicts of laws.

        (b)   The section headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

        (c)   This Agreement sets forth the entire agreement and understanding of the parties with regard to this escrow transaction and supersedes all prior agreements, arrangements and understandings relating to the subject matter hereof.

        (d)   This Agreement may be amended, modified, superseded or canceled, and any of the terms or conditions hereof may be waived, only by a written instrument executed by each party hereto or, in the case of a waiver, by the party waiving compliance. The failure of any part at any time or times to require performance of any provision hereof shall in no manner affect the right at a later time to enforce the same. No waiver in any one or more instances by any part of any condition, or of the breach of any term contained in this Agreement, whether by conduct or otherwise, shall be deemed to be, or construed as, a further or continuing waiver of any such condition or breach, or a waiver of any other condition or of the breach of any other terms of this Agreement.

        (e)   This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        (f)    This Agreement shall inure to the benefit of the parties hereto and their respective administrators, successors and assigns. The Escrow Agent shall be bound only by the terms of this Escrow Agreement and shall not be bound by or incur any liability with respect to any other agreement or understanding between the parties except as herein expressly provided. The Escrow Agent shall not have any duties hereunder except those specifically set forth herein.

        (g)   No interest in any part to this Agreement shall be assignable in the absence of a written agreement by and between all the parties to this Agreement, executed with the same formalities as this original Agreement.

        IN WITNESS WHEREOF, the parties have duly executed this Agreement as the date first written above.

COMPANY:	ESCROW AGENT:
FIRST METROPLEX CAPITAL, INC.	TIB THE INDEPENDENT BANKERSBANK
By:	By:
Patrick Adams, President
Name:

Title:

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  Exhibit 10.3
ESCROW AGREEMENT